Exhibit 99.1

LUNA GOLD CORP.
Suite 1600, 777 Dunsmuir Street
Vancouver, B.C. V7Y 1K4
Telephone: (604) 689-7317	Fax: (604) 688-0094	TSX-V Symbol: LGC

September 22, 2003	NEWS RELEASE	FOR IMMEDIATE RELEASE

GRANT OF STOCK OPTIONS PURSUANT TO PLAN

The Company announces that it has granted incentive stock options to certain eligible participants pursuant to its Stock Option Plan entitling them to purchase a total of 810,000 common shares in the capital stock of the Company at a price of $0.25 per share, exercisable on or before September 21, 2008. Any securities issued on exercise thereof will be subject to a four month hold period expiring January, 22, 2004.

After this stock option grant, a total of 1,218,389 options will remain available for exercise pursuant to the Stock Option Plan, which Plan was approved by Shareholders at the Company's last Annual General Meeting held May 28, 2003, and was accepted for filing by the TSX Venture Exchange on July 10, 2003.

ON BEHALF OF THE BOARD

"David E. De Witt"
David E. De Witt,
President

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this News Release.